Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

BMO COMMERCIAL MORTGAGE SECURITIES LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of BMO Commercial Mortgage Securities LLC, a Delaware limited liability company (the “Company”), is entered into as of March 17, 2021 (the “Effective Date”), by BMO Financial Corp., a Delaware corporation (such person and any future owner of Common Shares, each in their capacity as stockholders of the Company, individually referred to herein as a “Stockholder,” and collectively, the “Stockholders”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Exhibit A hereto.

RECITALS

WHEREAS, the Company was formed as a limited liability company by the filing of the certificate of formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on March 17, 2021 in accordance with the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.), as amended (the “Act”);

WHEREAS, the Stockholder desires to adopt a limited liability company agreement containing provisions relating to the business of the Company, the conduct of its affairs and the rights, powers, preferences, limitations and responsibilities of its Stockholders; and

WHEREAS, it is intended that the Company will be treated as a disregarded entity for United States federal, state and local income tax purposes and as a corporation for Canadian income tax purposes.

NOW, THEREFORE, the Stockholder does hereby adopt this Agreement on the following terms and conditions:

1.

Name. The Company’s business is and will be conducted under the name of BMO Commercial Mortgage Securities LLC in the State of Delaware and under that name or any assumed names that the Company may deem necessary or appropriate to comply with the requirements of any other jurisdiction where the Company may be required to qualify as a foreign limited liability company.

2.

Principal Business Office. The principal business office of the Company shall be located at 151 West 42nd Street, New York, NY 10036 or such other location as may hereafter be determined by the Stockholders. The Company may from time to time have such other place or places of business as the Stockholders may deem advisable.

3.	Registered Agent; Registered Office. The Company’s registered agent and registered office in the State of Delaware shall be The Corporation Trust

Company, located at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The Company may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Act and any other applicable law.

4.

Term of the Company. The term of the Company shall be deemed to have commenced on the date of the initial filing of the Certificate and shall continue unless and until dissolved or terminated as provided in Section 19. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate, as provided in the Act.

5.

Filing of Certificate and Amendments; Authorized Persons. On March 17, 2021, the Company was formed upon the filing of the Certificate with the Secretary of State of the State of Delaware. The Stockholder hereby ratifies and approves the execution, delivery and filing of the original Certificate with the Secretary of State of the State of Delaware by Deborah A. Abernathy. Thereafter, Deborah A. Abernathy’s powers as an “authorized person” ceased, and the Stockholder shall hereafter be designated or approved as an “authorized person” within the meaning of the Act to execute, deliver and file any other certificates or documents (and any amendments or restatements thereof) on behalf of the Company required or permitted by the Act to be filed with the office of the Secretary of State of the State of Delaware and any other certificates or documents (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

6.	Stockholders.

(a)	The name of the initial Stockholder is as set forth above in the preamble to this Agreement. The mailing address of the Stockholder is set forth on Exhibit D attached hereto.

(b)	Each Stockholder constitutes a “member” for the purposes of this Agreement and the Act.

(c)

Subject to Section 10, any action required or permitted by this Agreement or the Act to be taken by the Stockholder may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Stockholder.

(d)

Upon the occurrence of any event that causes the Stockholder to cease to be a member of the Company (other than upon (i) an assignment by the Stockholder of all of its Common Shares and the admission of the transferee pursuant to Sections 16 and 18 or (ii) the resignation of the Stockholder and the admission of an additional member of the Company pursuant to Sections 17 and 18), each person acting as an Independent Director pursuant to Section 9(c) shall, without any action of any Person and simultaneously with the Stockholder ceasing to be a member of the

Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights or obligations as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor Special Member has also accepted its appointment as Independent Director pursuant to Section 9(c); provided, however, that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Stockholder. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive Common Shares or any other limited liability company interest in the Company. The Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each person acting as an Independent Director pursuant to Section 9(c) shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 9(c) shall not be a member of the Company.

7.	Purposes.

(a)	Notwithstanding any other provision of this Agreement, the purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)

to acquire, purchase, hold, own, sell, originate and finance loans, including commercial and multifamily mortgage loans, securities, notes, participations or any interests therein or any other assets or rights relating to an interest in real property or in connection with securitization transactions (each and collectively, for so long as it is owned by the Company, a “Permitted Holding”);

(ii)

to directly or indirectly deposit or transfer the same into one or more trusts or other entities to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities;

(iii)

to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes and for the conduct, promotion or attainment of the business or purposes otherwise set forth herein;

(iv)	to issue Common Shares as provided for herein and any other securities deemed appropriate by the Board except that the Company shall not issue securities which constitute indebtedness; and

(v)

to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification, in the opinion of the Board, is required.

(b)

The Company, by or through the Stockholder, any Director or any Officer on behalf of the Company, may enter into, deliver and perform documents, agreements, certificates or financing statements contemplated by or related thereto, and establish one or more bank accounts, all without any further act, vote or approval of the Stockholder or any Director or Officer, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Stockholder or any Director or Officer to enter into any other agreements on behalf of the Company.

8.

Powers. Subject to Section 10 and in order to carry out its purposes, the Company, the Board of Directors and the Officers, on behalf of the Company, (i) shall have and exercise, and are hereby empowered and authorized to exercise, all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

9.	Board of Directors.

(a)

Generally. Except as otherwise provided in this Agreement, the management of the Company shall be vested exclusively in the board of directors (the “Board”). The business and affairs of the Company shall be managed by or under the direction of the Board consisting of at least three directors (the “Directors”), which number may be changed as determined from time to time by the Stockholder. The initial number of Directors shall be three (3), one (1) of which shall be an Independent Director pursuant to Section 9(c). The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act, provided, however, that there shall be reserved to the Stockholder the powers that, under the Delaware General Corporation Law, are reserved to the Stockholders of a corporation organized under laws of the State of Delaware.

(b)

Election of Board. The Directors shall be chosen by the Stockholder. The persons listed in Exhibit B hereto as Directors are hereby designated as the initial Directors of the Company as of the Effective Date. Each Director shall hold office until a successor is selected by the Stockholder or until such Director’s death, resignation or removal. Each Director is hereby designated as a “manager” (within the meaning of the Act) of the Company. Each Director shall execute and deliver the Management Agreement. Directors need not be a Stockholder.

(c)

Independent Director. Notwithstanding the foregoing or anything to the contrary contained herein, at all times from and after the date of execution of this Agreement, the Company shall have at least one Independent Director. Any vote requiring the unanimous consent of the Board of Directors may not be taken unless there is at least one Independent Director eligible to vote on the action. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Section 10(c), although the Independent Director may serve as an Independent Director of the Company or an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business. Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Stockholder and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Stockholder, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Directors shall not have any fiduciary duties to the Stockholder, any Officer or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Independent Director shall not be liable to the Company, the Stockholder or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the Independent Director, in its capacity as an Independent Director, may only act, vote or otherwise participate in those matters referred to in Section 10(c) or as otherwise specifically required by this Agreement. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement. Upon the resignation, death or other event whereby the Independent Director ceases to be a director or independent from the Company, a new Independent Director shall be promptly appointed. The Independent Director shall execute and deliver the Management Agreement. The initial Independent Director is Melissa Stark.

(d)

Powers. Subject to Section 10, the Board shall have the power to do any and all acts necessary, convenient or incidental to or in furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7, 9 and 10, the Board has the authority to bind the Company.

(e)

Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Any Director may call a meeting of the Board on three days’ notice to each other Director, either personally, by telephone, by facsimile or by any other similarly timely means of communication.

(f)

Action by the Board Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

(g)

Quorum and Acts of the Board. At all meetings of the Board, fifty percent (50%) of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(h)

Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(i)

Committees of Directors. The Board may, by resolution passed by unanimous consent of the Directors, designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(j)

Compensation of Directors. The Directors shall not be paid for their services as Directors. However, the Directors shall be entitled to be reimbursed in respect of traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in otherwise serving the Company. This Section 9(j) shall not preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

(k)

Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Stockholder or the remaining Directors shall not be necessary to make it effective.

(l)

Removal of Directors. If at any time the Stockholder desires to remove, with or without cause, any Director, the Stockholder shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal may be filled in accordance with the below Section 9(m).

(m)

Vacancies. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, although less than a quorum. A Director selected to fill a vacancy shall hold office until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

(n)

Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement and subject to Section 10, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

10.	Limitations on the Company’s Activities.

(a)

This Section 10 is being adopted in order, among other things, to comply with certain provisions required in order to qualify the Company as a “special purpose” entity. In the event of any conflict between this Section 10 and any other provision of this Agreement, the provisions of this Section 10 shall control.

(b)

The Stockholders shall not, so long as any Permitted Holding is outstanding, amend, alter, change or repeal Sections 1, 4, 5, 6(d), 7, 8, 9(a), 9(b), 9(d), 9(f), 9(g), 9(l), 10, 11(a) (first paragraph thereof), 11(g), 15, 16, 17, 18, 19, 20(c), 22, 25, 27, 28, 30, 31, 33, or 35, the definition of “Independent Director” or Exhibit A of this Agreement (the “SPE Provisions”) without the prior unanimous written consent of the Board (including the Independent Director). In the event of any conflict between any of the SPE Provisions and any other provision contained in this Agreement or in the Certificate, the SPE Provisions control. Subject to this Section 10, the Stockholders reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 35.

(c)

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Stockholder, the Board, any Officer or any other Person, none of the Stockholders, the Board, any Officer, or any other Person shall be authorized or empowered to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Stockholder and the Board (including the Independent Director), take any Material Action; provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is an Independent Director then serving in such capacity.

(d)

The Board shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company to, and the Company shall, comply with the following:

(i)

The Company shall be, and at all times shall hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business solely in its own name, shall not identify itself as a division of any of its Affiliates (except to the extent that the Company is treated as a division of the Stockholder for tax purposes), and shall not identify any of its Affiliates as a division of the Company. The Company shall not permit its name to be used by any Affiliate of the Company in the conduct of such Affiliate’s business, nor shall the Company use the name of any Affiliate in the conduct of the Company’s business.

(ii)

The Company shall file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or treated as a disregarded entity, and pay any taxes required to be paid under applicable law.

(iii)

The Company shall maintain all of its books, records and financial statements separate from those of any Affiliates, except that such financial statements may be consolidated to the extent consolidation is required by law or generally accepted accounting principles and such financial statements make clear that the Company is separate from each Affiliate.

(iv)

Assets of the Company shall be separately identified, maintained and segregated. Except in connection with the servicing thereof, the assets of the Company shall not be commingled with those of any other Person. The Company shall maintain its assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person. The Company shall maintain bank accounts that are separate from those of any other Person, including, without limitation, Affiliates of the Company.

(v)

The Company shall comply with all corporate formalities to maintain and preserve its separate existence, including holding meetings of or obtaining the consent of its Board, as appropriate and at least annually, and maintaining separate current and accurate minute books.

(vi)

Other than organizational expenses, the Company shall pay its own debts, liabilities and expenses only out of its own funds. The Company shall pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations.

(vii)

The Company shall maintain an arm’s length relationship with its Affiliates; and all transactions entered into by the Company with any Affiliate shall be (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, (ii) pursuant to enforceable agreements, and (iii) approved by a vote of the Board.

(viii)	The Company shall not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.

(ix)	The Company shall allocate fairly and reasonably any overhead for office space that it shares with any Affiliate and the costs of services performed for the Company by an employee of an Affiliate.

(x)	The Company shall use stationery, invoices and checks that are separate from those of any other Person. The Company shall have its own tax identification number.

(xi)	The Company shall not grant a security interest in its assets to secure the obligations of any other Person.

(xii)

The Company shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities (provided, that no Stockholder of the Company shall have any obligation to make any contribution of capital to the Company).

(xiii)	The Company shall not, directly or indirectly, engage in any business or activity other than the actions required or permitted to be performed under Section 7 or this Section 10.

(xiv)

The Company shall not incur any indebtedness, liability, obligation or expense, own any assets, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other), or transfer or dispose of any assets, except that it may pledge one or more of the Permitted Holdings as security for “repo” or similar financing that provides for no recourse beyond the assets of the Company, and except for fees, expenses, indemnities and other obligations incurred directly in connection with the underlying assets or the securitization transaction.

(xv)

The Company shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than any Permitted Holding or otherwise permitted under Section 7.

(xvi)	The Company shall maintain complete records of all transactions (including all transactions with any Affiliate).

(xvii)	The Company shall comply with all requirements of applicable law regarding its operations and shall comply with the provisions of this Agreement.

(xviii)

The Company shall not, except in accordance with Section 7, sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interests of any other entity.

(xix)	The Company shall not acquire any securities of its Stockholders.

(xx)

The Company shall cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

(xxi)	The Company shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, or merger other than such transfers as are contemplated under Section 7.

Failure of the Company, the Stockholder, or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Stockholders or the Directors.

11.	Officers.

(a)

Officers. The officers of the Company shall be appointed by the Board and shall consist of a chief executive officer, a chief financial officer, one or more vice presidents (including senior and assistant vice presidents) as deemed necessary or desirable by the Board, a secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board (each, an “Officer”). Any number of offices may be held by the same person. In its discretion the Board may choose not to fill any office for any period as they may deem advisable. All vacancies occurring among any of the officers shall be filled by the Board. Any officer may be removed and/or replaced at any time by the affirmative vote of a majority of the Directors present at a regular meeting of Directors or at a special meeting of Directors called for the purpose. The persons listed in Exhibit C hereto as Officers are hereby designated as the initial Officers of the Company as of the Effective Date, holding the respective office(s) set forth opposite their names.

(i)

Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board, the chief executive officer shall have general active management of the business of the Company, shall preside at meetings of the Board, shall see that all orders and resolutions of the Board are carried into effect, shall sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by this Agreement or the Board to some other Officer or agent of the Company, may maintain records of and certify proceedings of the Board and Stockholder, and shall perform such other duties as may from time to time be prescribed by the Board.

(ii)

Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board, the chief financial officer shall keep accurate financial records for the Company, shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefore, shall disburse corporate funds and issue checks and drafts in the name of the Company as ordered by the Board, shall render to the chief executive officer and the Board, whenever requested, an account of all such Officer’s transactions as chief financial officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board or the chief executive officer from time to time.

(iii)	Vice President of Taxation. The vice president of taxation shall have such powers and perform such duties as the chief executive officer or the Board may prescribe from time to time.

(iv)

Secretary/Assistant Secretary. The secretary, or any assistant secretary, shall attend in person, or by means of telephone, electronic, or other communication, all meetings of the Board and of the Stockholder and shall maintain records of, and whenever necessary, certify all proceedings and resolutions of the Board and of the Stockholder. The secretary shall keep the books of the Company, when so directed by the Board or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Stockholder and of meetings of the Board, and shall also perform such other duties and have such other powers as the chief executive officer or the Board may prescribe from time to time.

(b)

Powers. Except as provided by this Agreement, the Board shall delegate to the Officers powers to manage the business and affairs of the Company, and shall fix the duties and compensation of all Officers. Officers may, but need not be, Directors of the Company.

(c)

Term. The Officers of the Company shall be appointed annually by the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

(d)

Removal. Any Officer or agent appointed by the Board may be removed by the Board with or without cause by a vote of a majority of Directors, whenever in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(e)	Vacancy. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of the office.

(f)

Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 10, the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)

Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

12.

Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Stockholder nor any Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Stockholder, Special Member or Director of the Company.

13.

Execution of Instruments. Notwithstanding anything herein to the contrary, any document or instrument to be executed in the name of, and delivered by, the Company shall be executed and delivered by (i) any one of the Directors, (ii) any one of the Officers, or (iii) such other person or persons as the Board may determine from time to time.

14.

Ownership of Property. The Company shall, as an entity, be the owner of the property and rights held by it. The Stockholder has no interest in specific Company property, including property conveyed by the Stockholder to the Company. The Stockholder shall have no right to a partition of any Company property or properties.

15.	Exculpation and Indemnification.

(a)

No Director, Stockholder, or officer or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

(b)

In the event that any Stockholder, Special Member, or any of its direct or indirect partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any Director or officer of the Company (collectively, the “Indemnified Persons”, and each, an “Indemnified Person”) becomes involved, in any capacity, in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Company’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such Costs result solely from the gross negligence or willful misconduct of such Indemnified Person.

(c)

If for any reason (other than the gross negligence or willful misconduct of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section 15 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person. The reimbursement, indemnity and contribution obligations of the Company under this Section 15 shall be limited to the Company’s assets, and no Stockholder shall have any personal liability on account thereof.

(d)

An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets or liabilities of the Company, or any other facts pertinent to the existence and amount of assets from which distributions to the Stockholder might properly be paid.

(e)

To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnified Person, an Indemnified Person acting under this Agreement shall not be liable to the

Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Stockholder and any Special Member to replace such other duties and liabilities of such Indemnified Person.

(f)	The foregoing provisions shall survive any termination of this Agreement.

16.

Assignments of Common Shares. Subject to Section 18, the Stockholders may assign in whole or in part its Common Shares to any Person; If the Stockholder transfers all of its Common Shares pursuant to this Section, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Stockholder shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Stockholder by merger or consolidation shall, without further act, be the Stockholder hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

17.

Resignation. If the Stockholder resigns pursuant to this Section, an additional Person shall be admitted as the sole Stockholder of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Stockholder shall cease to be a member of the Company.

18.	Admission of Additional Stockholders. One or more additional members of the Company may be admitted to the Company with the written consent of the Stockholder.

19.	Dissolution.

(a)

The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event that terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(b)

Notwithstanding any other provision of this Agreement, the Bankruptcy of the Stockholder or the Special Member shall not cause the Stockholder or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)

Notwithstanding any other provision of this Agreement, each of the Stockholder and the Special Member waives any right it might have to dissolve the Company upon the Bankruptcy of the Stockholder or the Special Member, or the occurrence of an event that causes the Stockholder or the Special Member to cease to be a member of the Company.

(d)

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)

The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Stockholder in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

20.	Common Shares and Capital Contributions.

(a)

Common Shares. The ownership interests of the Company shall be designated as Common Shares, and each Common Share will constitute a “limited liability company interest” for purposes of this Agreement and the Act. The Company shall issue Common Shares in respect of property transferred or amounts paid (collectively, “Capital Contributions”) by Stockholders to the Company, in accordance with the fair market value of Capital Contributions made by such Stockholder. The number of Common Shares owned by the Stockholder as of the Effective Date is set forth opposite the Stockholder’s name on Exhibit D. A Stockholder, as a holder of Common Shares, shall be entitled to vote on such matters (i) that are submitted by the Board to the holders of the Common Shares for a vote or approval, (ii) that require a vote or approval of the holders of Common Shares under this Agreement or (iii) that require the vote or approval of the members of the Company under the Act.

(b)

Capital Accounts. The Company shall maintain a Stated Capital account for the Common Shares that it issues, where “Stated Capital” means the amount recorded in such Stated Capital account in respect of Common Shares of the Company issued and outstanding from time to time. All amounts paid to the Company or the monetary value at the time of contribution of all property contributed to the Company in exchange for the issuance of Common Shares shall be added to Stated Capital, and any amounts distributed to Stockholders on reduction of Stated Capital shall be deducted from Stated Capital.

(c)

Additional Contributions. No Stockholder is required to make any additional capital contribution to the Company. However, a Stockholder may make additional capital contributions to the Company. The provisions of this Agreement, including this Section 20(c), are intended to benefit the Stockholder and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and notwithstanding any other provision of this Agreement, the Stockholder and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

(d)

No Right to Return of Capital Contribution. Stockholders shall have no right to withdraw or to demand the return of all or any part of any Capital Contribution made by it to the Company, except as expressly provided in this Agreement, and the Company shall not be liable to a Stockholder for repayment of any Capital Contribution. A Stockholder shall not be required to restore any deficit to its capital account, and any such deficit shall not be considered a debt owed by the Stockholder to the Company or to any other person or entity for any purpose.

21.	Allocation of Profits, Losses and Expenses. The Company’s profits and losses shall belong to the Company and shall be allocated or distributed to the Stockholders in accordance with Section 25.

22.

Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Stockholder and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Stockholder any information that the

Board would otherwise be permitted to keep confidential from the Stockholder pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Board. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Board.

23.	Reports.

(a)

The Board shall use diligent efforts to cause to be prepared and mailed to the Stockholder, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of the Stockholder’s capital account.

(b)

The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Stockholder as promptly as possible any such tax information as may be reasonably necessary to enable the Stockholder to prepare its federal, state and local income tax returns relating to such fiscal year.

(c)	The fiscal year of the Company for financial statement and income tax purposes shall be determined by the Board.

24.

Other Business. The Stockholder, the Special Member and any Affiliate of the Stockholder or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

25.

Distributions. Stockholders, as holders of Common Shares, shall be entitled to receive all distributions on the Common Shares declared by the Board, including any payment and return of any of a Stockholder’s Capital Contributions. Such distributions shall be made among the Stockholders in the same proportion as Common Shares held by them. Notwithstanding any provision in this Agreement, the Directors shall not make a distribution to a Stockholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law or would cause the Company to not be Solvent.

26.

Liability of Stockholders, Director and Officers. No Stockholder, Director or officer, solely by reason of being a Stockholder, director or officer shall have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

27.

Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, each of the Stockholders irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Stockholder shall not have any interest in any specific assets of the Company, and the Stockholder shall not have the status of a creditor with respect to any distribution pursuant to Section 25 hereof. The interest of the Stockholder in the Company is personal property.

28.

Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Stockholder or of the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Indemnified Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 31).

29.

Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

30.	Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

31.

Binding Agreement. Notwithstanding any other provision of this Agreement, the Stockholder agrees that this Agreement constitutes the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder by each Independent Director, in accordance with its terms. In addition, each Independent Director shall be an intended beneficiary of this Agreement.

32.

Notice. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Stockholder, to the Stockholder at its address as listed on Exhibit D attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

33.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITH ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

34.

Tax Treatment. As long as there is only one (1) Stockholder of the Company, the Company shall be disregarded as an entity separate from its owner within the meaning of Treasury Regulation Section 301.7701-3 for U.S. federal, state and local income tax purposes, and the Company shall not take any action or make any election which is inconsistent with such tax treatment without the consent of the Stockholder. All provisions of this Agreement are to be construed so as to preserve the Company’s U.S. tax status as a disregarded entity. In the event that there is more than one (1) Stockholder of the Company, the Stockholders shall agree by their subscription hereto to treat the Company as a partnership for U.S. federal, state, and local income tax purposes. In such event, the initial Stockholder shall serve as “partnership representative” of the Company within the meaning of Section 6223(a) of the Internal Revenue Code of 1986, as amended. The parties intend for the Company to be treated as a corporation for Canadian federal income tax purposes, and neither the Company nor the Stockholder shall take any action or make any election that is inconsistent with such tax treatment.

35.

Waiver or Amendment. Subject to Section 10, no waiver, modification, alteration or amendment of any provision of this Agreement shall be valid or of any force or effect, unless made by an instrument in writing, signed by Stockholders holding a majority of the interests in the Company, setting forth the exact nature of such waiver or amendment.

36.

Decisions by the Stockholders. Except as otherwise provided by law or in this Agreement, whenever this Agreement refers to an action to be taken by the Stockholders, such action shall be taken with the agreement of a majority in interest of the Stockholders.

37.

Counterparts. This Agreement may be executed or subscribed to in counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all of the parties have not signed the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the day and year first above written.

BMO FINANCIAL CORP.

By:	/s/ Brad Rothbaum
	Name:	Brad Rothbaum
	Title:	EVP and Head, U.S. Trading Products

EXHIBIT A

Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” means the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.), as amended from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a familial relationship, by blood, marriage, or otherwise with the Company or any Affiliate of the Company.

“Agreement” means this Limited Liability Company Agreement, together with the schedules attached hereto, as amended, restated, or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization. arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement. composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed. or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 17, 2021, as amended and restated from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

“Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“DBRS” means DBRS, Inc., or its successor in interest

“Directors” means the directors elected to the Board of Directors from time to time by the Stockholder. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18 101(10) of the Act.

“Indemnified Person” has the meaning set forth in Section 15(b).

“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by the Stockholder, in each case, that is not an Affiliate of the Company and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(a)    a member, partner, equityholder, manager, director, officer or employee of the Company, the Stockholder, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Company or an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(b)    a creditor, supplier or service provider (including provider of professional services) to the Company, the Stockholder or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to the Company, the Stockholder or any of its Affiliates in the ordinary course of its business);

(c)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)    a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Director of the

Company, provided that the fees that such individual earns from serving as an Independent Director of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the SPE Provisions of this Agreement.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Exhibit E. The Management Agreement shall be deemed incorporated into, and part of, this Agreement.

“Material Action” means to sell, transfer, dispose or encumber all or substantially all of the assets of the Company, or to file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, or except as required by applicable law, to admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, to take action in furtherance of any of the foregoing.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE Provisions” has the meaning set forth in Section 10(b).

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 6(d), a person acting as an Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

(B)    Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

EXHIBIT B

Initial Directors

Brad Rothbaum

Paul Vanderslice

Melissa Stark (Independent Director)

EXHIBIT C

Initial Officers

Chief Executive Officer: Paul Vanderslice

Chief Financial Officer: Michael Coppins

Vice President of Taxation: Patrick Murphy

Corporate Secretary: Michelle Magnaye

Assistant Corporate Secretary: Cindy Salazar

EXHIBIT D

Common Shares

Name and Address of Stockholder	Common Shares
BMO Financial Corp. 111 West Monroe Street, Chicago, IL 60603	100
Total	100

EXHIBIT E

Management Agreement

Dated as of

BMO Commercial Mortgage Securities LLC

151 West 42nd Street

New York, NY 10036

Attn: [Name of Director]

Re:    Management Agreement – BMO Commercial Mortgage Securities LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of BMO Commercial Mortgage Securities LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of March [    ], 2021, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.    Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.    Each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, trustee or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.    THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the date first above written.

Brad Rothbaum

Paul Vanderslice

Melissa Stark